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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Geokinetics Inc., a Delaware corporation, whose signature appears below constitutes and appoints David A. Johnson and Thomas J. Concannon, and each of them (with full power to act alone) to act as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ DAVID A. JOHNSON David A. Johnson	President, Chief Executive Officer, and Director	November 9, 2004
/s/ THOMAS J. CONCANNON Thomas J. Concannon	Vice President and Chief Financial Officer	November 9, 2004
/s/ MICHAEL A. SCHOTT Michael A. Schott	Vice President of Financial Reporting and Compliance and Chief Accounting Officer	November 9, 2004
/s/ WILLIAM R. ZIEGLER William R. Ziegler	Director (Non-executive Chairman)	November 9, 2004
/s/ STEVEN A. WEBSTER Steven A. Webster	Director	November 9, 2004
/s/ CHRISTOPHER M. HARTE Christopher M. Harte	Director	November 9, 2004
/s/ DANIEL F. HARRISON Daniel F. Harrison	Director	November 9, 2004

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  Exhibit 24.1